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                                                                       Exhibit F


                            MAI Systems Corporation
                              9601 Jeronimo Road
                           Irvine, California 92618




                                               September 12, 1997




Richard S. Ressler
The Value Realization Fund, L.P.
Canyon Value Realization Fund (Cayman), Ltd.
GRS Partners II
CPI Securities L.P.

               Re: Repricing of Warrants

Dear Sirs:

               MAI Systems Corporation (the "Company") has authorized the repricing of warrants as identified on Exhibit A hereto and pursuant to the terms set forth in such Exhibit A.

               If you wish to accept such repricing and exercise your warrants during the Repricing Period at the Temporary Exercise Price of $3.04 per share, please sign the acceptance as set forth below and fax back to our counsel, Sullivan & Cromwell, Attention: Frank H. Golay, Jr., fax no. 213/683-0457.

              With respect to the holders of warrants other than Mr. Ressler (herein collectively called the "Canyon Partners"), it is understood that they will exercise all of their warrants and make payment for such exercise in the form of surrender of portions of the 11% Subordinated Notes due 2004 issued by the Company and held by the Canyon Partners, with the remainder being paid in cash. Portions of the Notes to be surrendered will aggregate $750,000 principal amount, together with accrued interest of $27,500 (representing interest from September 4, 1997 to September 18, 1997). The aggregate cash portion of their exercise will be 1,502,500. As among the Canyon Partners, they will each make such exercise pro rata according to the amounts of notes and warrants owned by them, as shown on Schedule 1 hereto.


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                                                                              2-
Richard S. Ressler, et al.



       It is understood that Mr. Ressler will exercise his warrant for 50,000 shares in full for cash. Mr. Ressler's shares will be registered in the name of Merrill Lynch and delivered to Merrill Lynch, Attn: Seth Bermel, tel. 310/858-4843.

       In order to accept the repricing, signed acceptances must be received no later than Thursday, September 18, 1997. It is also requested that the cash payments be made at the same time. Wire transfer instructions and other instructions respecting the delivery of documents will be sent to you separately by Karen Townsend.

       If there are any questions, please contact Frank Golay at 213/955-8037.

                                             Very truly yours,

                                             MAI SYSTEMS CORPORATION

                                             By: /s/ L. H. STANTON
                                                ------------------
                                                Name: L. H. STANTON
                                                Title: Executive Vice President
                                                and Chief Executive Officer/
                                                Chief Financial Officer


Accepted and agreed to:


/s/ Richard S. Ressler
-----------------------
  RICHARD S. RESSLER
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                                                                              3-
Richard S. Ressler, et al.



THE VALUE REALIZATION FUND,
L.P., a California limited partnership

By: Canpartners Investments III,
    L.P., a California limited
    partnership, its general partner

By: Canyon Capital Management,
    L.P., a California limited
    partnership, its general partner

By: Canpartners Incorporated, a
    California corporation, its
    general partner

By: /s/ Joshua S. Friedman
   -----------------------
    Name: Joshua S. Friedman
    Title: Vice President

CANYON VALUE REALIZATION
FUND (CAYMAN), LTD.

By: /s/ Roger H. Hanson
   -----------------------
    Name: Roger H. Hanson
    Title: Director

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Richard S. Ressler, et al.



GRS PARTNERS II


By:  Grosvenor Capital
     Management, L.P., its
     Administrator


By:  Grosvenor Capital
     Management, Inc., its general
     partner


By:  /s/ Michael Sacks
   ---------------------------------
   Name:  Michael Sacks
   Title:  Vice President & Secretary

CPI SECURITIES L.P.,
a California limited partnership


By:  Canpartners Incorporated,
     a California corporation, its
     general partner

By:  /s/ Joshua S. Friedman
   ---------------------------------
   Name: Joshua S. Friedman
   Title:  Vice President